SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Under Rule 14a-12


                                  DYNACARE INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transaction applies:

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(2)    Aggregate number of securities to which transaction applies:

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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)    Proposed maximum aggregate value of transaction:

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(5)    Total fee paid:

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[ ]    Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

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(2)    Form, Schedule or Registration Statement No.:

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(3)    Filing Party:

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(4)    Date Filed:

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
                             DYNACARE LABORATORIES


TO:        To All Dynacare Employees

FROM:      Harvey A. Shapiro, President & CEO
           Osama I. Sherif, Executive Vice President & COO

DATE:      May 14, 2002

RE:        ACQUISITION


As all of you know, Laboratory Corporation of America (R) Holdings and Dynacare Inc. recently entered into a definitive agreement under which LabCorp will acquire all of the outstanding shares of Dynacare. The acquisition is subject to the normal approvals by both the United States and Canadian regulatory authorities. This review process is expected to take between 60 and 90 days.

Until all approvals are obtained and the transaction is completed, Dynacare will continue to function and operate as an independent public company. It is extremely important that over the next weeks and months until the integration is fully completed that we focus on our operation and on achieving established targets for 2002. We have a commitment to continue providing our clients with the highest quality clinical laboratory services so they, in turn, can provide their patients with the best possible care and treatment.

As a result of the hard work, talent and dedication of its employees, Dynacare has grown into one of the leading providers of clinical laboratory services in North America. Through this acquisition, Dynacare's strengths will be combined with those of LabCorp to form an even stronger organization with a greatly expanded test menu, client base, managed care participation, and geographic presence. In order to facilitate an orderly and successful transition, several regional and functional teams will be established with representation from both Dynacare and LabCorp. These teams are expected to meet over the ensuing weeks to begin the planning process.

We have set up a Dynacare Hotline to provide all of our employees with an opportunity to post their questions on voice mail regarding the acquisition and pending transition. The hotline number is 1-800-531-0930 ext. 150. We will answer these questions on a regular basis and provide further updates as information becomes available. We would like to hear from you regarding any questions and suggestions that you may have as we move forward.



                           ***************************

Security holders of Dynacare Inc. are urged to read the proxy statement regarding the proposed Plan of Arrangement when it is finalized and distributed to security holders because it will contain important information for making an informed decision. The definitive proxy statement will be filed with the U.S. Securities and Exchange Commission (the "SEC') by Dynacare, and security holders may obtain a free copy of such proxy statement when it becomes available, and other documents filed with the SEC by Dynacare, at the SEC's website at www.sec.gov. The definitive proxy statement, when it becomes available, and other documents filed by Dynacare, may also be obtained free of charge by directing a request to Dynacare Inc., 14900 Landmark Boulevard, Suite 200, Dallas, Texas 75254, attention: Zbig S. Biskup, Executive Vice President and Chief Financial Officer and Secretary.

Dynacare and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Dynacare in favor of the transaction. The directors and executive officers of Dynacare and their beneficial ownership of Dynacare common stock as of April 15, 2002 are set forth in the proxy statement for the 2002 annual meeting filed by Dynacare on April 30, 2002. Security holders of Dynacare may obtain additional information regarding the interests of such participants by reading the definitive proxy statement when it becomes available.